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                                  Exhibit 23.2

                       Consent of Independent Accountants
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2002 relating to the financial statements and financial statement schedule, which appears in Integrity Media, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
July 22, 2002